Exhibit 10.5

AMENDED AND RESTATED GUARANTY

AMENDED AND RESTATED GUARANTY, dated as of April 6, 2005 (the “Guaranty”), made by ARC Dealership, Inc. (the “Guarantor”) in favor of Merrill Lynch Mortgage Capital Inc. (“MLMCI”), party to the Master Repurchase Agreement dated February 18, 2004 (as amended from time to time, the “Repurchase Agreement”) by and between MLMCI and Enspire Finance LLC (the “Seller”).

RECITALS

The Guarantor made that certain Guaranty in favor of MLMCI, dated as of February 18, 2004 as amended by the First Amendment to Guaranty, dated as of February 18, 2005 (as amended through the date hereof, the “Existing Guaranty”).

The parties hereto desire to amend, modify and restate the Existing Guaranty in the form of this Guaranty to, among other things, modify certain terms and contained in the Existing Guaranty.

Upon and subject to the terms and conditions of this Guaranty, the parties hereto are willing to amend and restate the Existing Guaranty, all as more particularly described below.

Reference is made to the Repurchase Agreement, pursuant to which MLMCI agreed to enter into Transactions with Seller upon the terms and subject to the conditions set forth therein.  It is a condition precedent to the obligation of MLMCI to enter into Transactions with the Seller under the Repurchase Agreement, that the Guarantor execute and deliver to MLMCI this Guaranty.

Now, therefore, in consideration of the premises and to induce MLMCI to enter into the Repurchase Agreement and engage in Transactions with the Seller, and for other good and valuable consideration the payment, receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees to guarantee the Seller’s obligations under the Repurchase Agreement, as may be amended from time to time, on the terms and conditions set forth herein.

1.                                       Defined Terms.

(a)                                  Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

(b)                                 “Obligations” shall mean all obligations and liabilities of the Seller to MLMCI, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, or whether for payment or for performance, (including without limitation, Price Differential accruing after the Repurchase Date for the Transactions, and Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Seller, whether or not a claim for post filing or post petition interest is allowed in such proceeding), which may arise under, or out of or in connection with the Repurchase Agreement, this Guaranty and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to MLMCI pursuant to the terms of such documents) or otherwise.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                       Guaranty.  (a) The Guarantor hereby, unconditionally and irrevocably, guarantees to MLMCI and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)                                 The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by MLMCI in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or the collection of, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

(c)                                  No payment or payments made by the Seller, the Guarantor, any other guarantor or any other Person or received or collected by MLMCI from the Seller, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to release or otherwise affect the liability of the Guarantor hereunder, other than to reduce the amount of the Obligations by such payment amount,  which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Repurchase Agreement is terminated.

(d)                                 The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to MLMCI on account of its liability hereunder, it will notify MLMCI in writing that such payment is made under this Guaranty for such purpose.

3.                                       Right of Set-off.  Upon the occurrence of any Event of Default, the Guarantor hereby irrevocably authorizes MLMCI at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by MLMCI to or for the credit or the account of the Guarantor, or any part thereof in such amounts as MLMCI may elect, against and on account of the obligations and liabilities of the Guarantor to MLMCI hereunder and claims of every nature and description of MLMCI against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement, any promissory note, or otherwise, as MLMCI may elect, whether or not MLMCI has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. MLMCI shall notify the Guarantor promptly of any such set-off and the application made by MLMCI, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of MLMCI under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which MLMCI may have.

4.                                       No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by MLMCI, the Guarantor shall not be entitled to be subrogated to any of the rights of MLMCI against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by MLMCI for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to MLMCI by the Seller, on account of the Obligations (other than contingent Obligations that are intended to survive the termination of the Repurchase Agreement) are paid in full. The Guarantor hereby subordinates all of its subrogation rights against the Seller and any other guarantor to the full payment of Obligations due MLMCI under the Repurchase Agreement, for a period of 91 days following the final payment of the last of all of the Obligations.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations (other than contingent Obligations that are intended to survive the termination of the Repurchase Agreement) shall not have been paid in full, such amount shall be held by the Guarantor in trust for MLMCI, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to MLMCI in the exact form received by the Guarantor (duly indorsed by the Guarantor to MLMCI, if required), to be applied against the Obligations, whether matured or unmatured, in such order as MLMCI may determine.

5.                                       Amendments, Etc. with Respect to the Obligations; Waiver of Rights.  The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by MLMCI may be rescinded by MLMCI and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by MLMCI, and the Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as MLMCI may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by MLMCI for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  MLMCI shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against the Guarantor, MLMCI may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by MLMCI to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of MLMCI against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.                                       Guaranty Absolute and Unconditional.

(a)                                  The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by MLMCI upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Seller, any other guarantor and the Guarantor, on the one hand, and MLMCI, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b)                                 The Guarantor hereby expressly waives all set-offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, notice of default or nonpayment to or upon the Seller or any other guarantor or the Guarantor, surrender or other handling or disposition of assets subject to the Repurchase Agreement, any requirement that MLMCI exhaust any right, power or remedy or take any action against the Seller or any other guarantor or against any assets subject to the Repurchase Agreement and other formalities of any kind.

(c)                                  The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by MLMCI, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller or any other guarantor against MLMCI, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or any other guarantor or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller or any other guarantor from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance.

(d)                                 When pursuing its rights and remedies hereunder against the Guarantor, MLMCI may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by MLMCI to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of MLMCI against the Guarantor.

(e)                                  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of MLMCI, and its successors, indorsees, transferees and assigns, until all the Obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Repurchase Agreement, shall be terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(f)                                    The Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

7.                                       Reinstatement.  The Obligations of the Guarantor under this Guaranty, and this Guaranty shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by MLMCI upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or any other guarantor or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any other guarantor or the Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

8.                                       Payments.  The Guarantor hereby guarantees that payments hereunder will be paid to MLMCI without set-off or counterclaim in U.S. Dollars.

9.                                       Event of Default.  If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and MLMCI, the Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Seller or any other guarantor and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

10.                                 Representations and Warranties.

(a)                                  The Guarantor represents and warrants that (i) it is duly authorized to execute and deliver this Guaranty, to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) the person signing this Guaranty on its behalf is duly authorized to do so on its behalf; (iii) this Guaranty is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar debtor/creditor laws and general principles of equity and public policy, (iv) no approval, consent or authorization of this Guaranty from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will be obtained, prior to the initial Transaction; (v) the execution, delivery, and performance of this Guaranty will not violate any law, regulation, order, judgment, decree, ordinance, charter, by law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any material agreement or other material instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Guaranty pursuant to its internal policies and procedures; (vii) this Guaranty is not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor and (viii) it has examined and comprehends the Repurchase Agreement in its entirety.

(b)                                 Guarantor represents, warrants and covenants to MLMCI that as of the date of this Guaranty, as of the date of any Transaction under the Repurchase Agreement and at all times while this Guaranty is in effect or any Transaction is outstanding under the Repurchase Agreement or there are Obligations outstanding:

(i)                                     Performance of Guaranty.  Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Guaranty on its part to be performed.

(ii)                                  Guarantor Not Insolvent.  Guarantor is not, and with the passage of time does not expect to become, insolvent.

11.                                 Covenants.  Guarantor covenants and agrees as follows:

(a)                                  Consolidations, Mergers and Sales of Assets.  The Guarantor shall not (i) consolidate with or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided, the Guarantor may merge or consolidate with another Person if the Guarantor is the Person surviving such merger.

(b)                                 Guarantees.  The Guarantor shall not create, incur, assume or suffer to exist any Guarantees other than (i) this Guaranty; (ii) the Guaranty to Textron Financial Corporation (“Textron”) with respect to that certain $25,000,000 Agreement for Wholesale Financing from Textron to ARC Housing LLC and ARC HousingTX LP dated February 18, 2005; (iii) to the extent reflected in the Guarantor’s financial statements or notes thereto and (iv) to the extent the aggregate Guarantees of the Guarantor (other than those incurred pursuant to clauses (i) and (ii) above) do not exceed $ 5,000,000.

(c)                                  Maintenance of Tangible Net Worth.  The Guarantor shall maintain (i) a Tangible Net Worth of not less than (A) $1,000,000 on the initial Funding Date; and (B) $3,000,000 on and after March 31, 2005; and (ii) a Tangible Net Worth at the end of any calendar quarter of not less than 80% of its Tangible Net Worth at the end of the second preceding calendar quarter.  For example, Guarantor shall maintain a Tangible Net Worth on September 30th of not less than 80% of its Tangible Net Worth on March 31st.

(d)                                 Maintenance of Ratio of Indebtedness to Tangible Net Worth.  The Guarantor shall maintain the ratio of Indebtedness to Tangible Net Worth no greater than 4:1.  For purposes of this subsection (d) only, the term Indebtedness shall not include Indebtedness of others Guaranteed by the Guarantor.

(e)                                  Maintenance of Liquidity.  The Guarantor shall ensure that, as of the end of each calendar month, it has Cash Equivalents in an amount not less than $250,000.

(f)                                    Reporting Requirements.  The Guarantor shall provide all information, and take all actions necessary, to enable the Seller to comply with its obligations under the Repurchase Agreement including, without limitation, Financial Statements of the Guarantor.

(g)                                 No Material Change in Business.  The Guarantor shall not make any material change in the nature of its business as carried on at the date hereof.

(h)                                 Limitation on Dividends and Distributions. The Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of the Guarantor, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of the Guarantor, either directly or indirectly, whether in cash or property or in obligations of the Guarantor or any of the Guarantor’s consolidated Subsidiaries at any time following the occurrence and during the continuation of an Event of Default, except that, following the occurrence and during the continuation of an Event of Default, the Guarantor may make distributions in cash or other property but only to the extent of the REIT’s distributable share of the Guarantor ‘s net taxable income and gain (as determined for federal income tax purposes) with respect to such taxable year, and only to the extent reasonably necessary for the REIT to satisfy its REIT Distribution Requirement with respect to such taxable year.

(i)                                     Preservation of Existence; Compliance with Law.  The Guarantor shall:

(i)                                     Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii)                                  Comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(iii)                               Maintain all material licenses, permits or other approvals necessary for the Guarantor to conduct its business and to perform its obligations under the Repurchase Documents and shall conduct its business in accordance with applicable law;

(iv)                              Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(v)                                 Permit representatives of MLMCI, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender, subject to the provisions set forth in Section 27 of the Repurchase Agreement.

(j)                                     Taxes, Etc.

(i)                                     The Guarantor shall pay and discharge or cause to be paid and discharged, when due, or adequately reserve for the payment of, all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Repurchase Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof; except for any such taxes as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided.

(ii)                                  The Guarantor shall file on a timely basis all federal, state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it and pay all taxes due pursuant to such returns, reports and other information statements or schedules or pursuant to any assessment received by it.

12.                                 Notices.  All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made via e-mail delivered to the intended recipient at the “E-mail Address for Notices” specified below its name on the signature pages of the Repurchase Agreement or, with respect to Guarantor, at the “E-mail Address for Notices” specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in an e-mail notice to each other party.  All such communications shall be deemed to have been duly given when affirmatively confirmed by the Buyer in an e-mail notice to the Seller.

13.                                 Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.                                 Integration.  This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by MLMCI relative to the subject matter hereof or thereof not reflected herein or therein.

15.                                 Amendments in Writing; No Waiver; Cumulative Remedies.  (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and MLMCI, provided that any provision of this Guaranty may be waived by MLMCI.

(b)                                 MLMCI shall not by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of MLMCI, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by MLMCI of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which MLMCI would otherwise have on any future occasion.

(c)                                  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16.                                 Section Headings.  The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17.                                 Successors and Assigns.  This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of MLMCI and its successors and assigns.  This Guaranty may not be assigned by the Guarantor without the express written consent of MLMCI.

18.                                 Governing Law.  This Guaranty shall be governed by New York law without reference to its choice of law doctrine.

19.                                 Condition to Effectiveness.  This Guaranty shall not become effective until the execution of the Lease Receivables Facility and until such time the Existing Guaranty shall remain in full force and effect.

20.                               SUBMISSION TO JURISDICTION; WAIVERS.  THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)                               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)                               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)                               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY

SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH MLMCI SHALL HAVE BEEN NOTIFIED; AND

(D)                               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

21.                               WAIVER OF JURY TRIAL.  EACH OF THE GUARANTOR AND MLMCI HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ARC DEALERSHIP, INC., as Guarantor

By:	/s/ John G. Sprengle
Name: John G. Sprengle
Title: Vice-Chairman

Address for Notices:

Scott L. Gesell
Executive Vice President and General Counsel
Scottg@arc-hs.com
600 Grant Street, Suite 900
Denver, CO 80203
Telecopier No.: (303) 294-0085
Telephone No: (303) 383-7506

ACKNOWLEDGED AND AGREED

MERRILL LYNCH MORTGAGE CAPITAL INC.

By:	/s/ James B. Cason
Name: James B. Cason
Title: Vice President